UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2012

NEWMARKET CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 25, 2012, NewMarket Corporation (the “Company”) issued a press release regarding its earnings for the third quarter ended September 30, 2012. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On October 25, 2012, the Company issued a press release reporting that the Company’s Board of Directors had declared a dividend of 75.0 cents per share of the Company’s common stock, payable on December 21, 2012 to the Company’s shareholders of record as of December 7, 2012. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On October 25, 2012, the Company issued a press release reporting that the Company’s Board of Directors had declared a special dividend of 25.00 dollars per share of the Company’s common stock, payable on November 27, 2012 to the Company’s shareholders of record as of November 7, 2012. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits.

99.1	Press release regarding quarterly earnings issued by the Company on October 25, 2012.

99.2	Press release regarding the quarterly dividend issued by the Company on October 25, 2012.

99.3	Press release regarding the special dividend issued by the Company on October 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release regarding quarterly earnings issued by the Company on October 25, 2012.

99.2	Press release regarding the quarterly dividend issued by the Company on October 25, 2012.

99.3	Press release regarding the special dividend issued by the Company on October 25, 2012.